®

PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
AND CORPORATE HIGHLIGHTS

-Positive Clinical Results for INX-189 and Successful Completion of
Public Offering Highlight Recent Developments-

-Conference Call Today at 9:00 a.m. EDT-

ATLANTA, GA – May 6, 2011 — Inhibitex, Inc. (NASDAQ:INHX) today announced its financial results for the first quarter ended March 31, 2011 and provided an update on recent clinical and corporate developments.

“Over the last few months we have achieved several important milestones and objectives,” stated Russell H. Plumb, President and CEO of Inhibitex, Inc. “We believe the positive safety and antiviral results of our Phase 1b study of INX-189 support advancing it into Phase 2 studies, which we plan to initiate in the third quarter of 2011. Further, our recently-completed financing provides us with additional strategic flexibility and the capital resources to support the progress of INX-189 through these planned Phase 2 studies.”

Recent Highlights

Reported positive top-line safety and antiviral data from a multiple ascending dose Phase 1b clinical trial of INX-189, a nucleotide polymerase inhibitor in development to treat chronic hepatitis C infection

•	The FDA granted INX-189 “Fast Track” status

•	The completion of a $54 million public offering

Near-Term 2011Goals

•	Initiate a Phase 2 clinical development program for INX-189 in HCV genotype 1, 2 and 3 patients that demonstrates the compound’s potent pan-genotypic antiviral activity and high genetic barrier to resistance in combination therapy

•	Nominate a second HCV nucleotide polymerase inhibitor for advancement into IND-enabling preclinical development in the second half of 2011

•	Complete the ongoing strategic review of and finalize potential developmental plans for FV-100 in mid-2011

Recent Corporate Developments

INX-189 for Chronic Hepatitis C: In March 2011, the Company announced positive top-line safety and antiviral data from its multiple ascending dose Phase 1b clinical trial of INX-189, an oral nucleotide polymerase inhibitor being developed to treat chronic infections caused by hepatitis C virus (HCV). INX-189, dosed once-daily at 9, 25, 50 and 100 mg for seven days, demonstrated potent and dose-dependent antiviral activity with median HCV RNA reductions from baseline of -0.64, -1.00, -1.47, and -2.53 log10 IU/mL, respectively. The median HCV RNA decline from baseline observed in patients that received placebo was -0.20 log10 IU/mL. Further, INX-189, dosed once-daily in combination with ribavirin for seven days at 9 mg and 25 mg resulted in median HCV RNA reductions from baseline of -0.75 and -1.56 log10 IU/mL, respectively. The median HCV RNA change from baseline observed in patients that received placebo and ribavirin was +0.04 log10 IU/mL. In addition, data from the Phase 1b study indicate that (i) no patients experienced viral breakthrough, (ii) INX-189 was generally well tolerated, and (iii) clinically meaningful decreases in alanine transaminase (ALT) levels were observed for patients receiving INX-189.

In February 2011, the Company reported that the U.S. Food and Drug Administration (FDA) designated the investigation of INX-189 as a Fast Track development program. Under the FDA Modernization Act of 1997, Fast Track programs are designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life threatening conditions and that demonstrate the potential to address unmet medical needs.

Public Offering: In April 2011, the Company announced it had completed a public offering of 13,182,927 shares of its common stock, at a purchase price of $4.10 per share, for an aggregate offering amount of $54 million. The net proceeds to the Company, after underwriting discounts and commissions and other offering expenses, were approximately $50.6 million.

First Quarter 2011 Financial Results

As of March 31, 2011, the Company held $13.0 million in cash, cash equivalents and short-term investments. This amount does not include $50.6 million in net proceeds from the public offering that closed on April 12, 2011.

The Company reported a net loss for the first quarter of 2011 of $7.5 million, as compared to a net loss of $4.8 million in the first quarter of 2010. The $2.7 million increase in net loss in the first quarter of 2011 was primarily the result of higher research and development expense and lower revenues, and to a lesser extent, higher general and administrative expense and lower net interest income. Basic and diluted net loss per share was $0.12 for the first quarter of 2011 as compared to $0.08 for the first quarter of 2010.

Revenue decreased to $0.3 million in the first quarter of 2011 from $1.0 million in the first quarter of 2010 as a result of a $0.7 million milestone payment earned by the Company in the first quarter of 2010 that did not recur in the first quarter of 2011.

Research and development expense increased to $6.6 million in the first quarter of 2011 from $4.8 million in the first quarter of 2010. The $1.8 million increase was due to a $2.1 million increase in direct costs incurred in connection with the Phase 1b clinical trial of INX-189 and a net increase of $0.1 million in non-direct expenses, offset in part by a decrease of $0.4 million in direct costs associated with the completion of the Phase 2 clinical program of FV-100.

General and administrative expense increased to $1.2 million in the first quarter of 2011 from $1.0 million in the first quarter of 2010. The increase of $0.2 million was the result of an increase in salaries, benefits and share-based compensation expense as well as market research expenses related to the FV-100 program.

Financial Guidance

Based upon the $13.0 million in cash, cash equivalents and short-term investments on hand as of March 31, 2011, and the $50.6 million in net proceeds from its recently-completed public offering, the Company currently anticipates that it has sufficient financial resources to support its planned operations into the first quarter of 2013. This estimate does not include the impact of any additional financing or other significant transactions, milestone payments, license fees or a change in strategy or clinical development plans in the future.

Conference Call and Webcast Information

Russell H. Plumb, President and Chief Executive Officer of Inhibitex, and other members of management will review the Company’s first quarter 2011 operating results and financial position, as well as provide a general update on the Company via a webcast and conference call today at 9:00 a.m. EDT. To access the conference call, dial (877) 407-9210 (domestic) or (201) 689-8049 (international). A replay of the call will be available from 11:00 a.m. EDT on May 6, 2011 until June 6, 2011 at midnight. To access the replay, please dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and reference the account # 286 and the conference ID # 371739. A live audio webcast of the call and the archived webcast will be available under the News and Events category on the Inhibitex website at http://www.inhibitex.com.

About Inhibitex

Inhibitex, Inc. is a biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. The Company’s pipeline includes FV-100, which is in Phase 2 clinical development for the treatment of shingles, and INX-189, a nucleotide polymerase inhibitor in Phase 1b clinical development for the treatment of chronic hepatitis C infections. The Company also has additional HCV nucleotide polymerase inhibitors in preclinical development and has licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding: the Company’s belief that the positive safety and antiviral results of its Phase 1b study of INX-189 support advancing it into Phase 2 studies; the time frame in which a Phase 2 clinical program of INX-189 can be initiated and the nature and extent of the contemplated studies; the Company’s plans to nominate a second HCV nucleotide polymerase inhibitor for advancement into IND-enabling preclinical development in the second half of 2011; the anticipated time frame in which the Company plans to conclude its strategic review of the FV-100 program and finalize potential developmental plans for FV-100; the Company’s belief that its recently-completed financing provides additional strategic flexibility and capital resources to support the progress of INX-189 through planned Phase 2 studies; and the Company’s belief that it has sufficient financial resources to support its planned operations into the first quarter of 2013, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: the Company, the FDA, a data safety monitoring board, or an institutional review board (IRB) delaying, limiting, suspending or terminating the clinical development of FV-100 or INX-189 at any time for a lack of safety, tolerability, anti-viral activity, commercial viability, regulatory issues, or any other reason; FV-100 not demonstrating sufficient activity or potential in reducing the incidence and severity of shingles-related sub-acute pain or PHN to be clinically relevant or commercially viable; the Company not being able to identify and nominate an additional HCV nucleotide polymerase to enter IND-enabling preclinical studies on a timely basis, if at all; obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates; the Company not maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated levels and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2011. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Contacts:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Lee M. Stern, CFA
The Trout Group
(646) 378-2922
lstern@troutgroup.com

- more –

INHIBITEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$10,036,760	$8,554,151
Short-term investments	3,001,485	11,014,747
Prepaid expenses and other current assets	365,973	599,042
Accounts receivable	82,730	178,654

Total current assets	13,486,948	20,346,594
Property and equipment, net	915,074	1,090,029
Other long-term assets.............................................................	85,395	52,514

Total assets	$14,487,417	$21,489,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,795,289	$2,768,020
Accrued expenses	3,656,534	2,917,347
Current portion of notes payable	243,056	243,056
Current portion of capital lease obligations.	125,335	180,792
Current portion of deferred revenue	341,667	129,167
Other current liabilities	432,941	238,703

Total current liabilities	6,594,822	6,477,085
Long-term liabilities:
Notes payable, net of current portion	243,055	303,819
Other liabilities, net of current portion	802,698	867,455

Total long-term liabilities	1,045,753	1,171,274

Total liabilities	7,640,575	7,648,359
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2011 and December 31, 2010; none issued and outstanding	—	—
Common stock, $.001 par value; 150,000,000 shares authorized at March 31, 2011 and December 31, 2010, respectively; 62,439,215 and 62,423,358 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	62,439	62,423
Common stock warrants	11,145,558	11,145,558
Accumulated other comprehensive (loss) income.	1,081	542
Additional paid-in capital	270,663,911	270,187,742
Accumulated deficit	(275,026,147)	(267,555,487)

Total stockholders’ equity	6,846,842	13,840,778

Total liabilities and stockholders’ equity.	$14,487,417	$21,489,137

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INHIBITEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
License fees and milestones ............	$37,500	$749,167
Collaborative research and development	250,000	250,000

Total revenue ..............................	287,500	999,167
Operating expense:
Research and development ...............	6,572,810	4,789,615
General and administrative ............	1,197,183	1,024,041

Total operating expense ..................	7,769,993	5,813,656

Loss from operations .....................	(7,482,493)	(4,814,489)
Other income, net ............................	8,638	3,520
Interest income, net ........................	3,195	17,816

Net loss ........................................	$(7,470,660)	$(4,793,153)

Basic and diluted net loss per share .......	$(0.12)	$(0.08)

Weighted average shares used to compute basic and diluted net loss per share....	62,437,220	61,561,030

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